Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Locke

Chief Financial Officer

Rewards Network Inc.

(312) 521-6741

Rewards Network Inc. Reports Third Quarter Results and

Announces New $25 Million Senior Secured Revolving Credit Facility

Chicago, IL November 7, 2007 — Rewards Network Inc. (AMEX: IRN), a leading provider of marketing services and loyalty programs to the restaurant industry, today reported its financial results for the third quarter ended September 30, 2007.

Year-Over-Year Comparisons (in millions, except per share amounts):

	3Q’07	3Q’06	YTD’07	YTD’06
Sales	$57.2	$60.4	$166.9	$194.3
Net revenues	$16.6	$19.1	$47.6	$64.3
Net income (loss)	$1.1	$(0.4)	$6.3	$4.0
Diluted EPS	$0.04	$(0.02)	$0.23	$0.15

Third quarter and year-to-date sales were lower than the prior year due to fewer merchants participating in the Marketing Credits Program which was partially offset by more merchants participating in the Marketing Services Program. Net revenues for both periods were less than the prior year due to lower sales and an increase in the provision for losses. The increase in the provision for losses was primarily driven by consistent growth in the Dining Credits and RCR Loan Notes portfolios throughout 2007 as compared to a lower expense in the prior year against what was at that time a declining portfolio.

Net Income for the third quarter totaled $1.1 million. In the third quarter, the Company used a portion of its cash reserves to repurchase $15 million of its convertible subordinated debentures below par value. Net Income includes a pre-tax gain of $739 thousand ($0.03 per diluted share) related to the repurchase. Year to date Net Income totaled $6.3 million and includes a pre-tax credit of $11.6 million ($0.28 per diluted share) recorded during the second quarter to reverse a portion of the reserve related to the settlement of the Bistro Executive class action litigation. The reserve may be further adjusted once the claims process is complete and the final liability determined.

In addition, on November 6, 2007, the Company entered into a new two-year $25 million senior secured revolving credit facility with RBS Business Capital. This new asset-based facility may be used for general working capital purposes.

“Since the beginning of 2007, we have seen improvement in our business fundamentals. Our total merchant count has increased 7% and our net Dining Credits portfolio has increased 20% since the end of 2006,” said Ron Blake, Rewards Network’s President and Chief Executive Officer. “We remain focused on growing our portfolio of restaurants and driving increased engagement from our member base.”

- more -

Webcast Information

Management will host a conference call at 10:00 am Eastern Time on Tuesday, November 7, 2007. Participants are invited to join a live webcast of the call, which may be accessed by visiting the Investor Relations section of the Rewards Network website at www.rewardsnetwork.com. The webcast is also available at www.streetevents.com and www.earnings.com. Participants should log on at least 10 minutes prior to the webcast to register and download any necessary software. If you are unable to participate during the live webcast, a replay of the call will be archived on the Company’s website. Alternatively, a dial-in replay is available through December 7, 2007, by dialing 1-888-843-8996 or 1-630-652-3044, using the conference ID number, 19437573.

About Rewards Network

Rewards Network (AMEX:IRN—News), headquartered in Chicago, Illinois, powers the leading frequent dining programs in North America. Thousands of participating restaurants and other merchants benefit from the Company’s extensive email, internet and print marketing efforts; member ratings/feedback and other business intelligence; and access to capital. In conjunction with leading airline frequent flyer programs and other affinity organizations, Rewards Network provides millions of members with incentives to dine at participating restaurants, including airline miles, college savings rewards, reward program points, and Cashback RewardsSM savings. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling 1-877-491-3463.

Safe Harbor Statement

Statements in this release that are not strictly historical, including any statements as to availability under our credit facility, are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our inability to attract and retain merchants, (ii) our inability to maintain a fully-staffed sales force, (iii) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (iv) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (v) our inability to attract and retain active members, (vi) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (vii) our dependence upon our relationships with payment card issuers, transaction processors, presenters and aggregators, (viii) our susceptibility to restaurant credit risk and the risk that our allowance for losses related to restaurant credit risk in connection with dining credits and RCR Loan notes may prove inadequate, (ix) our minimum purchase obligations and performance requirements, (x) changes to payment card association rules and practices, (xi) network interruptions, processing interruptions or processing errors, (xii) our susceptibility to a changing regulatory environment, (xiii) increased operating costs or loss of members due to privacy concerns of our program partners, payment card processors and the public, (xiv) the failure of our security measures, (xv) economic changes, (xvi) the loss of key personnel, (xvii) the filing of class action lawsuits in other states that are similar to the class action lawsuit in California that we settled, (xviii) increasing competition, (xix) a shift toward Marketing Services Program that may cause revenues to decline, (xx) our inability to obtain sufficient cash, and (xxi) the failure of our RCR Loan product to be successful. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the company’s annual report on Form 10-K for the year ended December 31, 2006, and quarterly reports on Form 10-Q for the quarters ended June 30, 2007, and March 31, 2007, filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

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November 7, 2007	Page 2 of 6

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	%	2006	%	2007	%	2006	%
Sales	$57,180	100.00%	$60,389	100.00%	$166,918	100.00%	$194,347	100.00%

Cost of sales	28,652	50.11%	30,802	51.01%	83,439	50.00%	100,488	51.71%
Provision for losses	3,171	5.55%	1,682	2.79%	8,020	4.80%	2,379	1.22%
Member benefits	8,724	15.26%	8,812	14.59%	27,889	16.71%	27,211	14.00%

Net revenues	16,633	29.08%	19,093	31.62%	47,570	28.49%	64,269	33.07%

Membership fees and other income	409	0.72%	504	0.83%	1,328	0.80%	1,624	0.84%

Total operating revenues	17,042	29.80%	19,597	32.45%	48,898	29.29%	65,893	33.90%

Operating expenses:
Salaries and benefits	5,063	8.86%	5,626	9.32%	15,339	9.19%	17,535	9.02%
Sales commission and expenses	5,072	8.87%	4,452	7.37%	15,541	9.31%	13,838	7.12%
Professional fees	369	0.65%	828	1.37%	1,717	1.03%	2,227	1.15%
Member and merchant marketing	1,752	3.06%	1,429	2.37%	5,425	3.25%	3,800	1.96%
General and administrative	4,054	7.09%	4,881	8.08%	13,464	8.08%	14,837	7.63%
Litigation and related expenses	0	0.00%	3,210	5.32%	(11,631)	-6.97%	6,935	3.57%

Total operating expenses	16,310	28.53%	20,426	33.82%	39,855	23.88%	59,172	30.45%

Operating income (loss)	732	1.27%	(829)	-1.37%	9,043	5.41%	6,721	3.46%
Other income (expenses), net	592	1.04%	56	0.09%	497	0.30%	(246)	-0.13%

Income (loss) before income tax provision (benefit)	1,324	2.31%	(773)	-1.28%	9,540	5.71%	6,475	3.33%

Income tax provision (benefit)	179	0.31%	(365)	-0.60%	3,257	1.95%	2,463	1.27%

Net income (loss)	1,145	2.00%	(408)	-0.68%	6,283	3.76%	4,012	2.06%

Earnings (loss) per share
Basic	$0.04		$(0.02)		$0.23		$0.15
Diluted	$0.04		$(0.02)		$0.23		$0.15
Weighted average number of common and common equivalent shares
Basic	27,038		26,725		26,969		26,663
Diluted	27,120		26,725		27,098		26,884

November 7, 2007	Page 3 of 6

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three months ended September 30, 2007			Three months ended September 30, 2006
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions	1,440	727	2,167	1,659	697	2,356
Average transaction amount	$47.07	$47.25	$47.13	$47.08	$47.90	$47.32

Qualified transaction amounts	$67,786	$34,349	$102,135	$78,105	$33,384	$111,489
Sales yield	75.6%	17.2%	56.0%	70.1%	16.9%	54.2%
Sales	$51,267	$5,913	$57,180	$54,733	$5,656	$60,389

Cost of dining credits	$28,349	—	$28,349	$30,347	—	$30,347
Processing fees	$190	$113	$303	$319	$136	$455

Total cost of sales	$28,539	$113	$28,652	$30,666	$136	$30,802

Provision for losses	$3,171	—	$3,171	$1,682	—	$1,682

Member benefits	$5,591	$3,133	$8,724	$6,281	$2,531	$8,812

Net revenues	$13,966	$2,667	$16,633	$16,104	$2,989	$19,093

	Nine months ended September 30, 2007			Nine months ended September 30, 2006
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions	4,271	2,151	6,422	5,376	1,991	7,367
Average transaction amount	$47.49	$48.28	$47.75	$47.59	$48.48	$47.83

Qualified transaction amounts	$202,833	$103,842	$306,675	$255,828	$96,527	$352,355
Sales yield	73.5%	17.3%	54.4%	69.7%	16.6%	55.2%
Sales	$148,981	$17,937	$166,918	$178,298	$16,049	$194,347

Cost of dining credits	$82,615	—	$82,615	$99,301	—	$99,301
Processing fees	$551	$273	$824	$862	$325	$1,187

Total cost of sales	$83,166	$273	$83,439	$100,163	$325	$100,488

Provision for losses	$8,020	—	$8,020	$2,379	—	$2,379

Member benefits	$18,538	$9,351	$27,889	$20,104	$7,107	$27,211

Net revenues	$39,257	$8,313	$47,570	$55,652	$8,617	$64,269

November 7, 2007	Page 4 of 6

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

Definitions:

Qualified transaction amounts:	Represents the total dollar value of all member dining transactions at participating merchants when a benefit is offered. Qualified transaction amounts are divided by the number of qualified transactions to arrive at the average transaction amount.

Sales yield:	Represents the percentage of qualified transaction amounts that Rewards Network reports as revenue. The percentage is based on each agreement between the merchant and Rewards Network.

Cost of dining credits:	Represents the amount of dining credits, at cost, redeemed by members when transacting at participating merchants when a benefit is offered. Under the Company’s Marketing Services Program, no dining credits are purchased by Rewards Network.

Provision for losses:	Represents the current period expense necessary to maintain an appropriate reserve against the Company’s dining credits portfolio. No provision applies to the Marketing Services Program, as the Company does not purchase dining credits under that program.

Total member benefits:	Represents the dollar value of benefits paid to members in Cashback RewardsSM savings, airline miles, or other benefit currencies, for dining at participating merchants.

	September 30, 2007	December 31, 2006

Selected Balance Sheet and Cash Flow Information
Cash and cash equivalents	$14,602	$52,496
Short-term available for sale securities	$30,865	$32,500
Dining credits	$112,418	$88,576
Allowance for doubtful dining credits accounts	$(20,726)	$(12,210)
Goodwill	$8,117	$8,117
Total assets	$185,343	$206,579

Accounts payable - dining credits	$7,433	$6,801
Litigation and related accruals (short and long-term)	$16,253	$28,650
Convertible subordinated debentures	$55,000	$70,000
Stockholders’ equity	$91,235	$84,737

	Nine months ended September 30,
	2007	2006
Net cash (used in) provided by:
Operations	$(19,301)	$55,064
Investing	$(4,295)	$(23,311)
Financing	$(13,874)	$1,101

November 7, 2007	Page 5 of 6

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Q3 2007	Q2 2007	Q1 2007	Q4 2006	Q3 2006
Sales Statistic Trends:
Marketing Credits Program sales	$51,267	$50,580	$47,134	$52,737	$54,733
Marketing Services Program sales	5,913	6,242	5,782	5,902	5,656

Total sales	$57,180	$56,822	$52,916	$58,639	$60,389
Sequential Percentage Change
Marketing Credits Program sales	1.4%	7.3%	-10.6%	-3.6%	-10.3%
Marketing Services Program sales	-5.3%	8.0%	-2.0%	4.3%	5.6%
Total sales	0.63%	7.4%	-9.8%	-2.9%	-9.0%

Merchant Count Trends (period ending):
Marketing Credits Program merchants	6,188	5,928	5,707	6,079	6,285
Marketing Services Program merchants	3,045	2,745	2,629	2,548	2,341

Total merchants	9,233	8,673	8,336	8,627	8,626
Sequential Percentage Change
Marketing Credits Program merchants	4.4%	3.9%	-6.1%	-3.3%	-8.0%
Marketing Services Program merchants	10.9%	4.4%	3.2%	8.8%	1.5%
Total merchants	6.5%	4.0%	-3.4%	0.0%	-5.6%

Qualified Transaction Amounts Trends:
Marketing Credits Program	$67,786	$68,872	$66,175	$74,459	$78,105
Marketing Services Program	$34,349	$36,138	33,355	34,353	33,384

Total qualified transaction amounts	$102,135	$105,010	$99,530	$108,812	$111,489

Sequential Percentage Change
Marketing Credits Program	-1.6%	4.1%	-11.1%	-4.7%	-10.6%
Marketing Services Program	-5.0%	8.3%	-2.9%	2.9%	2.3%
Total qualified transaction amounts	-2.7%	5.5%	-8.5%	-2.4%	-7.1%

Sales Yield Trends:
Marketing Credits Program sales yield	75.6%	73.4%	71.2%	70.8%	70.1%
Marketing Services Program sales yield	17.2%	17.3%	17.3%	17.2%	16.9%
Total sales yield	56.0%	54.1%	53.2%	53.9%	54.2%

Member Activity Trends:
Member accounts active last 12 months	3,016	3,070	3,179	3,319	3,232
Number of qualified transactions during quarter	2,167	2,170	2,085	2,271	2,356

Cost of Dining Credits Trends:
Cost of dining credits	$28,349	$28,077	$26,189	$29,261	$30,347
Cost as % of Marketing Credits Program sales	55.3%	55.5%	55.6%	55.5%	55.4%

Dining Credits Portfolio and Allowance Trends:
Ending gross dining credits portfolio	$112,418	$104,910	$94,071	$88,576	$89,724
Ending net dining credits portfolio	$91,692	$87,171	$79,283	$76,366	$77,929
Net write-offs (recoveries)—gross write-offs less recoveries	$(496)	$(174)	$(453)	$1,287	$4,947
Ending allowance for dining credits losses	$20,726	$17,739	$14,788	$12,210	$11,796
Allowance as % of gross dining credits	18.4%	16.9%	15.7%	13.8%	13.1%
Estimated months to consume gross dining credits *	11.9	11.2	10.8	9.1	8.9
Estimated months to consume net dining credits *	9.7	9.3	9.1	7.8	7.7

*	Calculated as Ending Dining Credits Portfolio / (Quarterly Cost of Dining Credits / 3)

November 7, 2007	Page 6 of 6